EXHIBIT 99.1

Contact:  Michael D. Becker             Media Contact:  Jim Wetmore
Cytogen Corp.                           Berry & Company
VP, Investor Relations and              Public Relations
  Corporate Communications              (212) 279-2060
(609) 750-8200                          jwetmore@berrypr.com
mbecker@cytogen.com



           CYTOGEN CORPORATION ANNOUNCES $8 MILLION PRIVATE PLACEMENT


PRINCETON, NJ - JANUARY 22, 2002 Cytogen Corporation (Nasdaq: CYTO), a biopharmaceutical company with an established and growing product line in prostate cancer and signal transduction pathway solutions, today announced that it closed an agreement with its largest current shareholder, the State of Wisconsin Investment Board, to sell 2,970,665 shares of registered common stock for gross proceeds of $8 million. The purchase price was $2.69 per share and the shares were offered pursuant to the Company's effective shelf registration statement.

Proceeds of the offering will be used primarily for general corporate purposes, principally working capital and capital expenditures.

ABOUT CYTOGEN CORPORATION

Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology, and a pioneer in proteomics research designed to accelerate drug discovery and development. In oncology, FDA-approved products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) (a uniquely designed next-generation radioactive seed implant for the treatment of localized prostate cancer), Quadramet(R) (a therapeutic agent marketed for the relief of pain in prostate and other types of cancer that spread to the bone), and OncoScint CR/OV(R) (a monoclonal antibody-based imaging agent for colorectal and ovarian cancer). Cytogen is evolving a pipeline of oncology product candidates by exploiting its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. For more information, visit www.cytogen.com.

ABOUT AXCELL BIOSCIENCES

AxCell Biosciences, a subsidiary of Cytogen Corporation, is a pioneer in the effort to chart signal transduction pathways in the human proteome to accelerate the discovery of new drug targets and facilitate efficient pharmaceutical and biotechnology research and development. Through the systematic and industrialized application of proteomics, AxCell provides a growing portfolio of signal transduction pathway solutions based on its proprietary ProChart(TM) database, Genetic Diversity Library(TM), Cloning of Ligand Targets(TM), and affinity screening technologies. AxCell is also seeking to develop alliances for the development of custom protein pathway information and intends to leverage its proteomic capabilities to identify novel drug targets for internal use. For additional information on AxCell Biosciences, visit www.axcellbio.com.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INFORMATION IN THIS PRESS RELEASE, WHICH IS NOT HISTORICAL, IS FORWARD LOOKING AND INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES. INVESTORS ARE CAUTIONED NOT TO PUT ANY UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE COMPANY'S HISTORICAL RESULTS OF OPERATIONS AND THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS FOR VARIOUS REASONS,

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INCLUDING, BUT NOT LIMITED TO THE COMPANY'S ABILITY TO CARRY OUT ITS BUSINESS
PLAN, TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE ACCEPTANCE OF ITS PRODUCTS SUCH AS PROCHART(TM), ABILITY TO FUND DEVELOPMENT NECESSARY FOR EXISTING PRODUCTS AND FOR THE PURSUIT OF NEW PRODUCT OPPORTUNITIES, THE RISK OF WHETHER PRODUCTS RESULT FROM DEVELOPMENT ACTIVITIES, PROTECTION OF ITS INTELLECTUAL PROPERTY PORTFOLIO, ABILITY TO INTEGRATE IN-LICENSED PRODUCTS SUCH AS BRACHYSEED(TM), ABILITY TO ESTABLISH AND SUCCESSFULLY COMPLETE CLINICAL TRIALS WHERE REQUIRED FOR PRODUCT APPROVAL, THE RISK ASSOCIATED WITH OBTAINING THE NECESSARY REGULATORY APPROVALS, SHIFTS IN THE REGULATORY ENVIRONMENT AFFECTING SALE OF THE COMPANY'S PRODUCTS, DEPENDENCE ON ITS PARTNERS FOR DEVELOPMENT OF CERTAIN PROJECTS, THE ABILITY TO OBTAIN FOREIGN REGULATORY APPROVALS FOR PRODUCTS AND TO ESTABLISH MARKETING ARRANGEMENTS IN COUNTRIES WHERE APPROVAL IS OBTAINED, AND OTHER FACTORS DISCUSSED IN FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND FROM TIME-TO-TIME THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY SPECIFICALLY DISCLAIMS ANY INTENTION OR DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENTS, AND THESE STATEMENTS REPRESENT THE COMPANY'S CURRENT OUTLOOK ONLY AS OF THE DATE GIVEN.